                                                                   EXHIBIT 10.19



                           COMMERCIAL LEASE AGREEMENT


                            CRIN - RICHARDSON I, L.P.

                                   (LANDLORD)


                                       AND


                             ADVANCE PARADIGM, INC.

                                    (TENANT)




                    ----------------------------------------
                        Address: 1300 East Campbell Road


                              Richardson, TX 75081
                    ----------------------------------------

                                TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           --------
1.       PREMISES, TERM, AND EXISTING IMPROVEMENTS................................................................1

2.       BASE RENT AND ADDITIONAL RENT............................................................................1

3.       TAXES....................................................................................................3

4.       LANDLORD'S MAINTENANCE...................................................................................3

5.       TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS..............................................................4

7.       WINDOW TREATMENTS........................................................................................5

8.       UTILITIES................................................................................................5

9.       INSURANCE................................................................................................6

10.      CASUALTY DAMAGE..........................................................................................6

11.      LIABILITY, INDEMNIFICATION...............................................................................6

12.      USE......................................................................................................7

13.      INSPECTION...............................................................................................7

14.      ASSIGNMENT AND SUBLETTING................................................................................7

15.      CONDEMNATION.............................................................................................9

16.      SURRENDER OF PREMISES; HOLDING OVER......................................................................9

17.      QUIET ENJOYMENT.........................................................................................10

18.      EVENTS OF DEFAULT.......................................................................................10

19.      REMEDIES................................................................................................10

20.      LANDLORD'S DEFAULT......................................................................................12

21.      MORTGAGES...............................................................................................12

22.      ENCUMBRANCES............................................................................................12

23.      MISCELLANEOUS...........................................................................................12

24.      NOTICES.................................................................................................14

25.      HAZARDOUS WASTE.........................................................................................14

26.      LANDLORD'S LIEN.........................................................................................15

27.      NO OFFER................................................................................................15

28.      NO WARRANTIES...........................................................................................15

29.      EXHIBITS................................................................................................15

30.      SPECIAL PROVISIONS......................................................................................16

                              LIST OF DEFINED TERMS

                                                             Page No.
AAA.................................................................7
Abatement Period....................................................1
Additional Rent.....................................................1
Additional Space..................................................E-1
Affiliate...........................................................9
Base Rent...........................................................1
Building............................................................1
Building Structure..................................................3
Claimant ...........................................................9
Commencement Date...................................................1
Construction Allowance..............................................4
Environmental Law..................................................11
Event of Default....................................................7
Existing Improvements...............................................1
Extension Notice..................................................C-1
Generator..........................................................12
Hazardous Substances...............................................11
HVAC System.........................................................3
including..........................................................10
Initial  Improvements...............................................4
Land................................................................1
Landlord............................................................1
Landlord's Mortgagee................................................9
Landlord's Proposal...............................................D-1
Law.................................................................9
Laws................................................................9
Lease...............................................................1
Lease Month.........................................................2
Legal Requirements.................................................12
Loss................................................................5
Mortgage............................................................9
MSDS...............................................................11
Need................................................................3
New Parking Area Construction  Costs..............................D-1
New Parking  Area.................................................D-1
Offer Notice......................................................E-1
Operating Expenses..................................................1
Parking Area Construction Financing...............................D-1
Permitted Activities...............................................11
Permitted Materials................................................11
Permitted Transfer..................................................6
Permitted Transferee................................................6
Possession Date.....................................................1
Premises............................................................1
Primary Lease.......................................................9
Rent................................................................2
Repair Allowance..................................................F-1
Repair Period.......................................................5
Sign...............................................................12
Sign Requirements..................................................12

Taking..............................................................7
Tangible Net Worth..................................................6
Taxes...............................................................2
Tenant..............................................................1
Tenant Party.......................................................10
Term................................................................1
Third Party Offer.................................................E-1
Total Construction Costs............................................4
Transfer............................................................6
Vacation Date.......................................................5
Work..............................................................B-1
Working Drawings..................................................B-1

                                 LEASE AGREEMENT


     This Lease Agreement (this "LEASE") is entered into by CRIN-RICHARDSON I, L.P., a Delaware limited partnership ("LANDLORD"), and ADVANCE PARADIGM, INC., a Delaware corporation ("TENANT").


     1.   PREMISES, TERM, AND EXISTING IMPROVEMENTS

          (a) Landlord leases to Tenant, and Tenant leases from Landlord, the real property described on Exhibit A (the "PREMISES"), which includes the approximately 52,000 rentable square foot building (the "BUILDING") located on the real property described on Exhibit A1 (the "LAND"), subject to the terms and conditions in this Lease. The calculation of rentable square feet contained within the Premises shall be subject to measurement and verification by Landlord's and Tenant's architects according to BOMA Standards, and in the event of a variation, Landlord and Tenant agree to amend this Lease accordingly.

          (b) The Lease term shall be 132 months, beginning on the Commencement Date (defined below) (the "TERM", which defined term shall include all renewals and extensions of the Term); however, if the Commencement Date is not the first day of a calender month, then the Term shall end on the last day of the 132-month period that begins with the first day of the first full calendar month of the Term. The "POSSESSION DATE" shall mean the date that the current tenant of the Building has vacated the Premises. Landlord shall provide Tenant immediate written notice of the Possession Date and amount of prepaid Rent due in accordance with this section and Section 2(d). The "COMMENCEMENT DATE" shall be the earlier to occur of (i) the date on which Tenant occupies more than 3,500 square feet on of the Premises and begins conducting business therein, or (ii) 90 days after the Possession Date; provided, however, that if the Possession Date has not occurred by August 15, 1998, then Landlord shall abate Base Rent and additional Rent under Section 2 (b) from the date Tenant would otherwise be obligated to commence paying Rent hereunder, for a period (the "ABATEMENT PERIOD") equal to one day for each day after August 15, 1998 that possession of the Premises is not so tendered to Tenant; provided further, however, that if the Possession Date has not occurred by September 30, 1998, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other. If either party terminates this Lease pursuant to this Section 1.(b), Landlord shall reimburse Tenant for Tenant's out-of-pocket expenses relating to this Lease.

          (c) Tenant may during the Term, at its sole risk and expense, use any existing fixtures, improvements or equipment in the Premises (the "EXISTING IMPROVEMENTS"). Unless expressly stated otherwise in this section, Landlord makes no representation or warranties regarding the Existing Improvements, including without limitation that the Existing Improvements comply with any Laws (defined below). Landlord shall not be required to perform any repairs other than those outlined on Exhibit F attached hereto or maintenance of the Existing Improvements. By occupying the Premises, Tenant shall have accepted the Premises in their "As-Is" condition, subject to Exhibit F. Landlord warrants that on the Possession Date Landlord will own all Existing Improvements constituting non-trade fixtures then in the Premises.

     2.   BASE RENT AND ADDITIONAL RENT

          (a) Tenant shall pay to Landlord "BASE RENT", in advance, without demand, deduction or set off, unless otherwise specified herein, equal to the following amounts for the following months of the term:

===========================================================
      Lease Month                 Monthly Base Rent
-----------------------------------------------------------
      1 through 12                $36,250.00
-----------------------------------------------------------
     13 through 72                $60,812.50
-----------------------------------------------------------
     73 through 132               $66,879.16
===========================================================

          (b) Tenant shall pay, as Additional Rent, all costs incurred in owning, managing, operating and maintaining the Premises and the facilities and services provided for the use of Tenant (collectively, "OPERATING EXPENSES"), including the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Premises; (2) the cost of insurance; (3) the cost of management fees and expenses; (4) the cost of dues actually incurred by Landlord, assessments, and other charges applicable to the Premises payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; and (5) alterations, additions, and improvements made by Landlord to comply with Law (defined below). Additional Rent under this Section 2.(b) shall be payable by Tenant to Landlord in monthly installments equal to 1/12 of Landlord's estimate of the annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year. If Tenant's total payments in respect of Operating Expenses for any year are less than the Operating Expenses for that year, Tenant shall pay the difference to Landlord within ten business days after receipt of Landlord's written request therefor; if such payments are more than such Operating Expenses, Landlord shall retain such excess and credit it against Tenant's future annual payments. Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord; (B) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (C) rents under ground leases; (D) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Premises; and (E) overhead and profit increment paid to Affiliates of Landlord or its partners for services (including insurance) on or to the Building, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than an Affiliate of Landlord or its partners. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the initial monthly installments of Base Rent and Operating Expenses (and the portion thereof attributable to Taxes) are as follows:

   Base Rent (Section 2.(a))..............................    $36,250.00
   Operating Expenses, excluding Taxes (Section 2.(b))....    $ 1,511.88
   Taxes (Sections 2.(b) and 3.(a)).......................    $ 5,416.67

   Total initial monthly payment..........................    $43,178.55
                                                               =========

          (c) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "RENT" (herein so called) and shall be payable without demand, deduction or set off, unless otherwise specified.

          (d) As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term. If the Commencement Date does not occur on the first day of a calendar month, the Rent for the period from the Commencement Date through the last day of such calendar month shall be included in the second full Lease Month, and Tenant shall pay as monthly Rent an amount for such partial month equal to $43,178.55 multiplied by a fraction whose numerator is the number of days in the Term which falls within such month and whose denominator is the number of days in such month. The Rent for the first full Lease Month shall be prepaid within three (3) business days of receipt of Landlord's written notice of the Possession Date; thereafter, monthly installments of Rent and additional rent shall be due on the first day of each calendar month following the Commencement Date. Any abatement amount accrued under Section 1.(b) not deducted from the first full Lease Month Rent shall be deducted by Tenant from the second full Lease Month Rent.

          (e) All payments required of Tenant hereunder shall bear interest from the date due until paid at the maximum lawful rate. Alternatively, after Landlord has twice delivered to Tenant written notice of its failure to pay Rent when due, then Landlord may, without delivering to Tenant notice of such delinquency, charge Tenant a fee equal to 5% of any future delinquency payment during the 12-month period following such delinquency to reimburse

Landlord for its cost and inconvenience as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this
Section 2.(e) or elsewhere in this Lease, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

     3.   TAXES.

          (a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "TAXES") that accrue against the Premises. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon Rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes". "Taxes" shall not include any corporate income tax levied on Landlord.

          (b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or (B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within 10 business days after receipt of Landlord's written request therefor; however, Landlord shall not pay such amounts if Tenant notifies Landlord that it will contest the validity or amount of such taxes and thereafter diligently proceeds with such contest in accordance with applicable Law and the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein. If Tenant notifies Landlord that it will contest the validity or amount of taxes, Landlord shall cooperate with Tenant, at Tenant's request, in such contest. Tenant hereby agrees to reimburse Landlord for any reasonable costs incurred in contesting the taxes.

     4.   LANDLORD'S MAINTENANCE.

          (a) This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the repair and replacement of the Building's roof as provided in Section 4.(b) and maintenance of the foundation and structural members of the exterior walls; however, subject to Section 4.(b) Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor and Landlord agrees such work is necessary or (2) for alterations to the Building's Structure required by Law because of Tenant's use of the Premises (which alterations shall be performed by Tenant). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant. Subject to Section 11.(a), Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

          (b) Landlord shall repair and maintain the Building's roof throughout the term of this Lease.

Landlord shall complete replacement of the roof during the first half of the fourth year of the term of this Lease or earlier if, despite repeated repair, leaks or instability in the roof pose a risk to the safety and security of Tenant's employees and business invitees and/or personal property or repeated repairs unduly interfere with Tenant's business operations ("NEED"); provided, however, that in the event a reputable third party engineer who is mutually agreed upon by both Landlord and Tenant certifies the Need for roof replacement prior to the commencement of the first half of the fourth year of the term of this Lease, then Landlord shall commence replacement of the roof within thirty
(30) days of receipt of such third party engineer's report. Landlord's approval of the third party engineer shall not be unreasonably withheld, delayed, or conditioned, and Landlord shall reimburse Tenant for its costs incurred in connection with the third party engineer. To the extent possible, Landlord shall repair and replace the roof with minimal interference with Tenant's business operations.

          (c) If (1) Tenant fails to commence any of Tenant's maintenance, repair and replacement obligations or any other items that are Tenant's obligation pursuant to Section 5 within fifteen business days after receipt of written notice by Landlord of the occurrence of damage or the need for repair and thereafter diligently to pursue the completion thereof or (2) notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 60 days of receipt of notice, then Landlord shall make the same at Tenant's cost. If any such damage is considered an emergency, in Landlord's sole determination then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all replacement or repair work performed by Landlord under this
Section 4.(c) shall be paid by Tenant to Landlord within 10 business days after Tenant receives Landlord's invoice.

     5.   TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

          (a) Tenant shall maintain all parts of the Premises (except for maintenance work which Landlord is expressly responsible for under Section 5.(d)) in good condition and promptly make all necessary repairs and replacements to the Premises. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

          (b) Tenant shall maintain the parking areas, sidewalks, driveways, alleys and grounds located on the Land in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse building, including, without limitation, prompt maintenance, repairs and replacements of
(1) the exterior of the Building (including painting), (2) landscaping, (3) sprinkler systems and sewage lines, four (4) parking areas and any other items normally associated with the foregoing. Tenant may request Landlord to perform any or all Tenant's repair, replacement, and maintenance obligations and if Landlord does so, then Tenant shall reimburse Landlord for the cost thereof within ten (10) business days after Tenant receives an invoice therefor.

          (c) Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and system (the "HVAC SYSTEM") in good repair and condition and in accordance with all Laws and with such equipment manufacturers' suggested operation/maintenance service program to the extent Landlord provides Tenant with notice thereof. Such obligation shall include repair and replacement of all equipment necessary to maintain such equipment and system in good working order. Within 30 days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, in a form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer mutually acceptable to Landlord and Tenant certifying that the hot water equipment and the HVAC System are then in good repair and working order.

         (d) Tenant shall be responsible for all pest control in the Premises. If requested by Landlord (such request must be in writing and be accompanied by the recommendation of an independent pest control expert), Tenant shall enter into a regularly scheduled termite control contract with a contractor reasonably acceptable to Landlord. At Landlord's election and with advance written notice to Tenant, Landlord may perform the work required under this Section 5.(d), at Tenant's expense.

     6. ALTERATIONS. (a) Tenant shall not make any alterations, additions or improvements to the Premises which affect the Building's Structure (defined below) without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any such alteration, addition or improvements until it (1) has received plans and specifications thereof which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner and (2) has had a reasonable opportunity, not to exceed 10 business days, to review them. If the alteration, addition or improvement will affect the Building's roof, foundation and structural elements (the roof, foundation, and structural elements herein collectively called the "BUILDING STRUCTURE"), HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with Law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Unless Landlord specifies in writing otherwise, all alterations, additions, improvements, and fixtures shall be Landlord's property when installed in the Premises, except for furniture and equipment of Tenant which is not affixed to the Premises so as to become a fixture (i.e., unattached items and items which are temporarily attached by bolts and screws, but not items which are built-in or incorporated into the Building or the electrical, plumbing, or mechanical systems therein). In addition, Tenant may erect shelves, bins, and trade fixtures provided that such items (A) do not alter the basic character of the Premises; (B) do not overload or damage the Premises; and (C) may be removed without damage to the Premises (normal wear and tear excepted). All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with all Laws and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Premises, provided, however, that Tenant may make non-structural alterations, additions or improvements to the Premises at an estimated cost of up to $25,000 without Landlord's prior written consent, specifications and requirements.

          (b) INITIAL TENANT IMPROVEMENTS. Tenant shall construct the initial tenant improvements following the Possession Date and during the first 18 months of the Term (those improvements completed during such period are herein called the "INITIAL IMPROVEMENTS") in accordance with Exhibit B, at Tenant's expense, except as provided below.

                    (1) Tenant shall bear the entire cost of performing the Work (defined below) relating to the Initial Improvements (including, without limitation, design of the Initial Improvements and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs relating thereto, all of which are herein collectively called the ("TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance. Upon the approval of the Working Drawings for the Initial Improvements and selection of a contractor, Tenant shall promptly execute a mutually agreeable work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance.

                    (2) Provided no Event of Default exists, Landlord shall provide to Tenant a construction allowance for the Initial Improvements the "CONSTRUCTION ALLOWANCE") equal to the lesser of (A) the Total Construction Costs incurred for the Initial Improvements or
          (B) $624,000, of which a minimum of $520,000 of the Construction Allowance must be utilized to improve the Premises. The Construction Allowance shall be disbursed in monthly advances based on the cost of work incurred. Tenant shall submit to Landlord (but not more frequently than once per month) Construction Allowance requests accompanied by all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work for which the request is being submitted, together with lien waivers from such parties. Provided that no Event of Default exists, Landlord shall make advances of the Construction Allowance within 30 days after its receipt of the advance request accompanied by the appropriate documentation; however, the final draw of the amount of the applicable allowance utilized to improve the Premises, which shall be 10% of the amount of such allowance allocated to improvement, shall not be disbursed until Landlord has received final lien waivers from all persons performing work or supplying materials for the Initial Improvements and certificate of occupancy from the appropriate governmental authority, if applicable to the Work for the Initial Improvements or, if applicable, evidence of governmental inspection and approval of the Work for the Initial Improvements. Any amount of the Construction Allowance above the minimum which must be utilized to improve the Premises shall be credited against Tenant's Rent during the first year of the Term.

     7. WINDOW TREATMENTS. Tenant shall not place, install or attach any decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building which are visible from the outside of the Building without Landlord's prior written approval which approval may be withheld in Landlord's sole discretion, provided that Landlord shall not unreasonably delay notifying Tenant of its decision. Tenant shall not
(a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord's prior written consent.

     8. UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises. Landlord shall not be liable for any interruption or failure of utility service to the Premises. If Tenant fails to pay any such amounts when due, Landlord may, after notifying Tenant in writing of the amounts due, and giving Tenant 10 business days to pay such amount, to do so, in which case, Tenant shall reimburse Landlord for all amounts paid by Landlord within 10 business days after Tenant receives Landlord's invoice therefor. Landlord agrees it will not pay any amounts due in the event Tenant, in good faith, is disputing any charges from such providers.

     9. INSURANCE. Tenant shall maintain (a) workers' compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $1,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $3,000,000 per occurrence, (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises, (2) the replacement cost of all of Tenant's personal property in the Premises, and (3) loss of profits in the event of an insured peril damaging the Premises, and (c) such other insurance as Landlord may reasonably require. Such policies, other than worker's compensation, shall (A) name Landlord, Landlord's Mortgagee, Landlord's agents, and their respective Affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company rated "A-X" or better as established by Best's Rating Guide or
(C) provided that Landlord shall receive 30 days' prior written notice of cancellation, (D) be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies.

     10.  CASUALTY DAMAGE.

          (a) Tenant immediately shall give written notice to Landlord of any damage to the Premises. If the Premises are totally destroyed by an insured peril or so damaged by an insured peril that, in Landlord's estimation , rebuilding or repairs cannot be substantially completed within 210 days after the date of Landlord's actual knowledge of such damage, then Landlord shall immediately notify Tenant in writing of its intent not to rebuild. Landlord or (if a Tenant Party did not intentionally cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after Tenant's receipt of Landlord's notice of intent not to rebuild, in which case, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

          (b) Subject to Section 10.(c), if this Lease is not terminated under
Section 10.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "REPAIR PERIOD"), then the Rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

          (c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 15 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of, Landlord and Tenant which accrued before this Lease is terminated.

     11.  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE
CLAIMS.

          (a) Subject to Section 11.(b) Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (A "LOSS") (other than a Loss arising from the ordinary or gross negligence or willful misconduct of Landlord or its agents or employees), arising from any occurrence on the Premises. Subject to Section 11.(b), Landlord shall indemnify, defend, and hold harmless Tenant, its successors, assigns, agents, employees, contractors, partners, directors, officers, subsidiaries and affiliates from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind and character arising out of the ordinary or gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees. These indemnity provisions shall survive termination or expiration of this Lease.

          (b) Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS; HOWEVER, LANDLORD'S WAIVER SHALL NOT APPLY TO ANY DEDUCTIBLE AMOUNTS MAINTAINED BY LANDLORD UNDER ITS INSURANCE. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. The deductible amount shall not exceed $25,000 without Tenant's prior written consent.

     12. USE. Tenant shall continuously occupy and use the Premises only for general office use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, failing Tenant's cure of such condition within 10 business days of receipt of Landlord's written notice of such condition, then Tenant shall pay to Landlord the amount of such increase within 10 business days after receipt of a written notice thereof, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

     13. INSPECTION. Upon reasonable advance written notice, which, excluding emergencies (in which case no notice is required), shall be one business day, Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "VACATION DATE"). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that, subject to Paragraph 16, Tenant must perform before the Vacation Date. If Tenant intentionally or in bad faith fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within 10 business days after receipt of Landlord's written request therefor.

     14. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not, without prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, except as provided in Section 14.(c), (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of the ownership interest in Tenant, (4) sublet any portion of the Premises, (5) grant any licence, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14.(a)(1) through 14.(a)(6) being a "Transfer"). Provided that (A) the proposed assignment or sublease is for the entire Premises, Landlord shall not unreasonably withhold, delay or condition its consent to any assignment or subletting of the Premises to a party which may reasonably be expected to fulfill the obligations of Tenant hereunder, and (B) will use the Premises for the purposes herein stated. Without limiting the foregoing, Landlord may withhold its consent to any such assignment or subletting of the Premises to (i) any governmental agency, (ii) any party which will use Hazardous Substances in the Premises, or (iii) any party to whom Landlord's Mortgagee objects. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all relevant terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address, reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorney's fees and other expenses incurred in connection with considering any request for its consent to a Transfer. Landlord shall, within 10 business days of receipt of such information from Tenant, approve such Transfer or notify Tenant in writing of Landlord's reason for not approving such proposed Transfer. Landlord will use commercially reasonable efforts to obtain the consent of Landlords' Mortgagee to any proposed assignee or subtenant of which Landlord approves. If Landlord fails to so notify Tenant within such period, then the proposed Transfer shall be deemed approved. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease, that are properly allocable to the space subject to the Transfer, and only to the extent of the Rent it has agreed to pay Tenant therefor). No transfer shall release Tenant from performing the obligations of the "Tenant" under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's Rent obligations. Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so.

          (b) Tenant hereby assigns, transfers and conveys all consideration (less reasonable costs and expenses actually incurred by Tenant directly relating to such Transfer) received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within 10 business days after receipt.

          (c) Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord (a "PERMITTED TRANSFER").

                    (1) a subsidiary or an Affiliate of Tenant;

                    (2) any corporation in which or with which Tenant, or its corporation successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as (A) Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of surviving or created corporation is not less than the Tangible Net Worth of Tenant as of the date hereof; or

                    (3) any corporation acquiring all or substantially all of Tenant's assets, if such corporation's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. As a condition precedent to any Permitted Transfer, the proposed Permitted Transferee must deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder. As used herein, "TANGIBLE NET WORTH" shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the provisions of this Section 14. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings).

          (d) With respect to any written request by Tenant to Landlord for Landlord's consent to a Transfer (other than a Permitted Transfer), if such Transfer is for more than fifty percent (50%) of the Premises or for more than five years, Landlord may, within 10 business days after submission of such request, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date of the proposed Transfer was to be effective. If, pursuant to the exercise of this right, Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (e) If Tenant believes Landlord has unreasonably withheld its consent, then, as Tenant's exclusive remedy therefor, Tenant may notify Landlord in writing of such dispute, whereupon the following shall occur. Within 10 business days of Landlord's receipt of such notice, Landlord and Tenant shall jointly appoint a person to resolve such dispute, who shall have at least 3-years' experience in commercial real estate matters. If Landlord and Tenant are unable to agree on such person within such ten-day period, then either party may ask the Dallas office of the American Arbitration Association ("AAA") to select such person. The AAA's selection of the arbitrator shall be binding on Landlord and Tenant. The parties shall bear equally any appointment fee charged by AAA. The arbitration shall be conducted in accordance with the expedited version of the AAA Commercial Arbitration Rules and shall take place in Dallas, Texas. The determination of the arbitrator shall be final and binding on Landlord and Tenant. The non-prevailing party shall pay the fees of the arbitrator. Each party shall bear its own expenses.

     15. CONDEMNATION. If 50% or more of the Land or Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "TAKING"), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case Rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 50% of the Land or Premises are subject to a Taking or (b) 50% or more of the Land or Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the Rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a contemporaneous claim against the condemner for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

     16.  SURRENDER OF PREMISES; HOLDING OVER.

          (a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises by or at Tenant's request. All fixtures, alterations, additions, and improvements shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property not previously approved by Landlord, as Landlord may request, provided such request is made within one month after the end of the Term; however, Tenant shall not be required to remove any addition or improvements to the Premises unless Landlord has specifically required in writing at the time of approval in accordance with Section

6 or Exhibit B that the improvement or addition in question must be removed. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this
Section 16 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.(a).

          (b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other Rent due hereunder, a daily base rental equal to 150% of the daily Base Rent payable during the last month of the Term, even if Landlord consents to such holdover, unless Landlord agrees otherwise in writing. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of the Term shall be valid unless it is in writing and signed by Landlord and Tenant.

     17. QUIET ENJOYMENT. Provided Tenant has substantially performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

     18. EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT" under this Lease:

          (a) Tenant's failure to pay Rent within ten (10) business days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 18.(a) more than twice during the twelve (12) month interval preceding such failure by Tenant;

          (b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking in any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

          (c) Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 within ten (10) days after Tenant receives written notice that any such lien or encumbrance is filed against the Premises.

          (d) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for 30 days after written notice thereof to Tenant.

     19.  REMEDIES.

          (a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

                    (1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all Rent accrued hereunder through the date of termination, (B) all amounts due under Section 19.(b), and (C) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the

          "Discount Rate" as published on such date under the "Money Rate" listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

                    (2) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all Rent and other amounts accrued hereunder to the date of termination of possession,
          (B) all amounts due from time to time under Section 19.(b), and (C) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its sole discretion, may determine (including a term different than the Term, rental concessions, alterations to, and improvement of, the Premises); Landlord shall use commercially reasonable efforts to relet the Premises. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect Rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the Term ends. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19.(a)(2). If Landlord elects to proceed under this
          Section 19.(a)(2), it may at any time elect to terminate this Lease under Section 19.(a)(1).

Additionally, Landlord may perform Tenant's unperformed obligations hereunder and, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant; provided, however, that Landlord shall provide Tenant written notice and a reasonable opportunity to remove all of its temporary and/or unattached trade fixtures, furniture, and personal property placed on the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord) in accordance with Section 16.(a).

          (b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "CLAIMANT") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument, but with reasonable advance written notice to Tenant. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred, if any, in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, unless otherwise expressly waived in this Lease.

     20. LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord's owners shall have any personal liability therefor.

     21.  MORTGAGES.

          (a) Upon receipt of a non-disturbance, attornment and subordination agreement, this Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "MORTGAGE"), and any ground lease, master lease, or primary lease (a "PRIMARY LEASE") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGEE"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. Landlord shall use reasonable efforts to obtain a non-disturbance, attornment and subordination agreement from the current Landlord's Mortgagee, substantially in the form of Exhibit G attached hereto, within 10 business days from the date hereof.

          (b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and Tenant's receipt of documentation confirming such party's interest in the Premises and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant's obligation to attorn to any future Landlord's Mortgagee under this Section 21 shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a non-disturbance, attornment and subordination agreement substantially in the form of the non-disturbance, attornment and subordination agreement executed in connection with the execution of this Lease attached hereto as Exhibit G. Tenant shall execute and deliver any such non-disturbance, attornment and subordination agreement within ten (10) days after Landlord's request therefor.

     22. ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to deduct from the Rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

     23.  MISCELLANEOUS.

          (a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "LAWS" means all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property (of which Landlord has notified Tenant in writing), "LAW" means any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and "INCLUDING" means "including, without limitation."

          (b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Premises, in which case Landlord shall have no further liability hereunder for all obligations expressly assumed in writing by transferee or assignee. Each party represents and warrants that it has full power and authority to enter into this Lease.

          (c) Whenever a period of time is herein prescribed for action to be taken by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental Laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

          (d) Tenant shall, from time to time, within 10 business days after receipt of written request of Landlord, or as soon thereafter as is practicable in the event such document is unavailable due in whole or in part to the action or inaction of a non-related third party, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease, and an estoppel certificate stating that this Lease is in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Consolidated quarterly financial statements shall satisfy the requirement of this Section 23.(d). Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such 10 business-day period, Landlord may do so as attorney-in-fact for Tenant.

          (e) This Lease, together with its Exhibits, constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          (f) All obligations of the parties hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Subject to Section 16, upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for that portion of the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

          (g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (h) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease other than The Staubach Company. Landlord shall pay any amounts due to The Staubach Company as a real estate brokerage commission as agreed upon by a separate document. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (j) Subject to Section 24.(c) requiring duplicate notice to Tenant, if and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

          (k) The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by Law as necessary or to enforce its rights hereunder or in the course of discussions or negotiations preceding a potential corporate transaction.

          (l) Subject to Section 2.(b) of this Lease, Tenant shall pay interest on all past-due Rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23.(l) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     24. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

          (a) All Rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent shall not be deemed satisfied until such Rent has been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c) Unless otherwise provided herein, any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) actual of delivery (in the case of a hand-delivered or overnight mail or courier notice), (2) five days following deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission confirmed by telephone conversation (recorded message is insufficient), in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith; provided, however, that a duplicate notice shall be delivered for Tenant to: Sr. Vice President and General Counsel, 545 E. John Carpenter Freeway, Suite 1570, Irving, Texas 75062, Phone: 972/830-6199, Fax: 972/830-6196. If Landlord has
attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

     25. HAZARDOUS WASTE. The term "HAZARDOUS SUBSTANCES," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "ENVIRONMENTAL LAW," which term shall mean any Law relating to health, pollution or protection of the environment. Tenant shall not be responsible for the cleanup of any Hazardous Substances that existed on the Property prior to the date hereof. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "PERMITTED ACTIVITIES") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "PERMITTED MATERIALS") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f)

Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials and shall deliver such lists and MSDS copies to Landlord upon Landlord's request therefor. Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant's right to possess the Premises ends. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Provided Landlord has delivered to Tenant at least ten (10) business days prior written notice thereof (except in an emergency, in which case no prior notice will be required), Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten business days after receipt of Landlord's written request therefor.

          26. LANDLORD'S LIEN. Landlord hereby waives any and all lien or other security interest, statutory or otherwise, it may have in all goods inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property of Tenant now or hereafter situated on or relating to Tenant's use of the Premises, other than any liens Landlord may obtain to secure a judgment obtained against Tenant.

          27. NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer to enter into this Lease. Tenant shall have no rights under this Lease or in or to the Premises, unless and until Landlord has executed a copy of this Lease and delivered it to Tenant.

     28. NO WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) SUBJECT TO SECTION 1 (C), THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.


     29. EXHIBITS. The following exhibits hereto are incorporated herein by this reference:

     Exhibit A         Outline of Premises
     Exhibit A1        Legal Description of Land
     Exhibit B         Tenant Work
     Exhibit C         Extension Options
     Exhibit D         Parking
     Exhibit D -1      New Parking Area
     Exhibit E         Tenant Preferential Right to Lease
     Exhibit F         Repair Allowance
     Exhibit F - 1     List of Repair Items
     Exhibit G         Non-disturbance, subordination and attornment agreement

     30.  SPECIAL PROVISIONS

          (a) ROOF. Tenant shall have the right of access to and upon the roof of the Building for Tenant uses approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Any installations or improvements made in or upon the roof of the Building shall be made only in accordance with plans and specifications which have been previously approved by Landlord and shall be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby if requested by Landlord). All improvements shall be constructed, maintained and used by Tenant, at its risk and expense in accordance with all Laws; Landlord's approvals of the plans and specifications therefor shall not be a representation by Landlord that such improvements comply with any Law.

          (b) SIGNAGE. Subject to Landlord's prior approval (which shall not be unreasonably withheld, delayed or conditioned) of the location, design, size, color, material composition, and plans and specifications therefor, Tenant may, at its sole risk and expense, construct a monument and/or Building sign (the "SIGN") on the grounds or the Building. If Landlord grants its approval, Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all Laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and has received all requisite approvals thereunder (the "SIGN REQUIREMENTS"), and in a manner so as not to unreasonably interfere with the use of the Building grounds or the Building while such construction is taking place; thereafter, Tenant shall maintain the Sign in a good, clean, and safe condition in accordance with the Sign Requirements. After Tenant's right to possess the Premises has been terminated, Landlord may require that Tenant remove the Sign by delivering to Tenant written notice thereof within 30 days after the end of the Term. If Landlord so requests (but only with a Building sign), Tenant shall remove the Sign, repair all damage caused thereby, and return that portion of the Building on which the Sign was located to their condition before the installation of the Sign within 30 days after after receipt of Landlord's written request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant, at Tenant's expense, remove the Sign, perform the related restoration and repair work and dispose of the Sign in any manner Landlord deems appropriate. Tenant shall defend, indemnify, and hold harmless Landlord from all losses, claims, costs and liabilities arising in connection with or relating to the construction, installation, maintenance and use during the Term of the Lease, or removal of the Sign, INCLUDING THOSE ARISING FROM LANDLORD'S NEGLIGENCE. The rights granted to Tenant under this Section 30.(b) may not be assigned to any party, except as to a Permitted Transferee.

          (c) GENERATOR. Tenant may install, operate, and maintain generators reasonably necessary for Tenant's business operations in the Premises for emergency back-up purposes (the "GENERATOR", which defined term shall also refer to all related equipment) at a location on the Building grounds acceptable to Landlord, provided that the installation, maintenance, use, and operation thereof complies with all Laws and architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time (the "LEGAL REQUIREMENTS"), and Tenant receives all approvals, consents, and permits required under the Legal Requirements before the installation, maintenance, use, and operation thereof. Before beginning the installation of the Generator, Tenant shall deliver to Landlord final plans and specifications therefor prepared by an engineer reasonably approved by Landlord and setting forth in detail the design, location, size, and method of installation (including, without limitation, separation walls and ventilation system) for Landlord's review and approval, together with evidence reasonably satisfactory to Landlord that all Legal Requirements have been satisfied. Landlord's approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with the Legal Requirements; such compliance shall be the sole responsibility of Tenant. The Generator shall be installed and screened in a manner acceptable to Landlord, and no underground storage tanks may be installed or used in connection therewith. Additionally, the generator model, size and weight shall be subject in all respects to Landlord's prior written approval, not to be unreasonably withheld, delayed or conditioned. Upon approval of the plans and specifications therefor and the size and location thereof, Tenant may install the Generator provided that such work is performed in a good and workmanlike manner, in accordance with all Legal Requirements and the plans and specifications therefor and in a manner so as not to damage the Building; thereafter, Tenant shall use, maintain, and operate the Generator in a good, clean, and safe condition and in accordance with all Legal Requirements. Tenant shall repair all damage caused by the installation, use, maintenance, operation, or removal of the Generator and, upon its removal, restore the portion of the Building or grounds where it was located to its condition immediately before the installation thereof. If Tenant fails to do so within 30 days after receipt Landlord's written request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within 30 days after receipt of Landlord's written request therefor or Landlord may deem the Generator abandoned by Tenant and, at Landlord's sole risk and expense, use such Generator without compensation to Tenant. Tenant shall properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator. Additionally, Tenant shall ensure that the Generator is properly exhausted at all times so no odors emanate therefrom. The Generator shall be installed, used, maintained, operated, and removed at Tenant's risk and expense and Tenant shall maintain insurance in respect thereof reasonably satisfactory to Landlord, listing Landlord as an additional insured. IT IS THE INTENTION OF THE PARTIES THAT TENANT BEAR ALL RISKS RELATING TO THE INSTALLATION, REMOVAL AND TENANT'S USE, MAINTENANCE, AND OPERATION DURING THE TERM, AND REMOVAL OF THE GENERATOR; THEREFORE, TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, ITS AGENTS, AND THEIR RESPECTIVE AFFILIATES FROM ALL LOSSES, CLAIMS, COSTS, AND LIABILITIES ARISING IN CONNECTION WITH OR RELATING TO THE INSTALLATION, REMOVAL AND TENANT'S USE, MAINTENANCE, AND OPERATION DURING THE TERM OF THE GENERATOR, INCLUDING, WITHOUT LIMITATION, THAT ARISING FROM LANDLORD'S NEGLIGENCE (OTHER THAN ITS SOLE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

          Executed by Tenant on July 14, 1998.

TENANT:            ADVANCE PARADIGM, INC., a Delaware corporation


                   By:
                      ---------------------------------------------------------
                      Jon S. Halbert, Executive Vice President,
                      Chief Operating Officer
                   Address: 545 E. John Carpenter Frwy., Suite 1570
                                     Irving, Texas  75062
                   Telephone:        972-830-6057
                   Fax:              972-830-6196

                   By:
                      ---------------------------------------------------------
                   Name:             David D. Halbert
                   Title:            President & Chief Executive Officer
                   Address:          545 E. John Carpenter Frwy., Suite
                                     Irving, Texas 75062
                   Telephone:        972-830-6199
                   Fax:              972-830-6197

          Executed by Landlord on July 14, 1998.

LANDLORD:          CRIN-RICHARDSON I, L.P., a ______ limited partnership
                   By:      CRIN-Campbell I, L.L.C., as general partner
                            By:      InvestCrow I, L.L.C., its Managing Member


                   By:
                      ---------------------------------------------------------
                   Name: P. Jonathan Draces
                   Title:   Chairman of the Executive Committee
                   Address:  1300 Campbell Road Associates Ltd.
                                     C/o Trammel Crow
                                     P.O. Box 971122, Dallas, TX  75397

                   Telephone:        (972) 715-1666
                   Fax:              (972) 991-7461

                                    EXHIBIT A


                               Outline of Premises

                       [Description of Premises and Land]

                                    EXHIBIT B


                                   TENANT WORK

     1. Except as provided in Section 1.(c) of the Lease, Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and, except as provided in Section 6.(b) of the Lease shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy or equivalent form from the appropriate governmental authority for the Premises.

     2. Before commencing any Work, Tenant shall provide to Landlord for its approval final working drawings or partial drawings sufficient to begin Work, prepared by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld, delayed, or conditioned), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this
Exhibit in accordance with all Laws. Further, if any of Tenant's proposed construction work will affect the Building's Structure, the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by a licensed engineer selected by Tenant and reasonably acceptable to Landlord, whom Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, delayed, or conditioned and shall be given in writing within 5 days of receipt by Landlord or such drawings shall be deemed approved by Landlord. The Working Drawings shall (a) comply with all Laws, (b) be sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "WORKING DRAWINGS shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Landlord shall, at Tenant's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

     3. All Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned. Tenant shall have the right to competitive bid all the work to reputable contractors. Landlord or an affiliate shall perform construction management services in connection with the Work. Tenant shall pay such entity a construction management fee of $5,000. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and Certificates of such insurance, with paid receipts thereof, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Working Drawings. At Landlord's request, Tenant shall deliver suitable evidence of timely and complete payment of all contractors performing any part of the Work, together with lien waivers relating to such work.

     4. Landlord or its affiliate shall have the right to supervise all Work and coordinate the relationship between the Work, the Building, and the Building's systems.

     5. To the extent not inconsistent with this Exhibit, Section 6 of this Lease shall govern the performance of all Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

     6. After Landlord tenders possession of the Premises to Tenant, Tenant may enter the Premises to perform the Work, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord, and (c) Tenant shall deliver to Landlord evidence that the insurance required under this Lease has been obtained. Any such entry shall be on the terms of this Lease, but no Rent shall accrue in respect of Base Rent or Operating Expenses during the period before the Commencement Date that Tenant so enters the Premises.

                                    EXHIBIT C

                                EXTENSION OPTIONS

         Provided no Event of Default exists and Tenant is occupying the entire Premises at the time election, Tenant may renew this Lease for two additional periods of five years each on the same terms provided in the Lease (except as set forth below). If Tenant wishes to renew the Lease, Tenant shall deliver to Landlord written notice thereof (an "EXTENSION NOTICE") no later than 9 months before the expiration of the Term. Landlord shall then have a period of thirty days after receipt of the Extension Notice to provide Tenant with the Fair Market Rental Rate (defined below) for the extended Term. Tenant shall notify Landlord in writing whether Tenant elects to extend the Term at the Fair Market Rental Rate within 60 days after receipt of Landlord's notice. As used herein, the term Fair Market Rental Rate shall mean the rate (including tenant improvements, inducements and allowances) then being charged to new tenants in comparable buildings (within a one mile radius of the Building), at the commencement of such extended Term, for space of comparable quality, size, and utility. If Tenant elects to extend the Term, on or before the Commencement Date of extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

                    (1) The Basic Rental payable for each month during each such extended Term shall be the Fair Market Rental Rate for the extended Term;

                    (2) Tenant shall have no further options for additional parking;

                    (3) Tenant shall have no further renewal options or expansion options (except as otherwise provided herein) unless expressly granted by Landlord in writing; and

                    (4) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall provide to Tenant all allowances and other tenant inducements available in the market for comparable office buildings within a 1-mile radius of the Building.

          Tenant's right under this Exhibit shall terminate if (A) this Lease of Tenant's right to possession of the Premises is terminated, (B) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, except to a Permitted Transferee , or (C) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof. Tenant may not assign its right under this Exhibit to any assignee or subtenant other than to a Permitted Transferee of the entire Premises.

                                    EXHIBIT D

                                     PARKING

          Landlord shall provide Tenant 295 parking spaces as of the Lease Commencement Date.

          Landlord shall construct additional surface parking pursuant to the plan attached hereto on the portion of the Land depicted on Exhibit D-1 (the "NEW PARKING AREA"). Within 30 days from the date hereof, Landlord shall submit a proposal to Tenant for Landlord's construction of the New Parking Area ("LANDLORD'S PROPOSAL") which proposal shall be subject to compliance with all Laws and Landlord's agreement as to the size, location, design, color and material composition therefor, the date by which the New Parking Area would be complete, and estimates of all hard and soft costs incurred in connection with the design and construction of the New Parking Area (the "NEW PARKING AREA CONSTRUCTION COSTS"). However, in no event shall the New Parking Area Construction Costs exceed $150,000 unless Landlord, in its sole discretion, determines otherwise. Within 15 days from delivery of Landlord's Proposal, Landlord and Tenant shall execute an agreement confirming whether Tenant accepts Landlord's Proposal. If Tenant accepts Landlord's Proposal, Tenant shall increase the annual per-rentable-square-foot Base Rent for the remainder of the Term after the completion of the New Parking Area by an amount equal to the amortization of the New Parking Area Construction Costs over the remaining Term at an interest rate of ten percent (10%). If Tenant rejects Landlord's Proposal, Tenant may at Tenant's sole cost and expense and with Landlord's consent, construct the New Parking Area and Landlord shall have no further obligation to construct the New Parking Area. Any such work to be performed by Tenant to construct the New Parking Area which Landlord consents to shall be performed in accordance with the terms of Exhibit B to the extent applicable and in a good and workmanlike manner free of any liens.

          Landlord's obligation to construct the New Parking Area shall be subject to (a) all applicable Laws, (b) Landlord obtaining financing acceptable to the Landlord in its sole discretion in all respects for the construction of the New Parking Area (the "PARKING AREA CONSTRUCTION FINANCING") and (c) the occurrence of no Event of Default. Landlord shall use reasonably diligent efforts to obtain such financing. Accordingly, if any Law would prohibit the Construction of the New Parking Area, or if Landlord cannot obtain Parking Area Construction Financing on commercially reasonable terms acceptable to Landlord in its sole discretion, or an Event of Default has occurred, Landlord shall have no obligation to construct the New Parking Area.

                                    EXHIBIT E

                      TENANT'S PREFERENTIAL RIGHT TO LEASE

     1. Provided no Event of Default exists, Landlord shall first offer to lease to Tenant or a Permitted Transferee any new space constructed on the Land which adds leasable square footage to the Building (the "ADDITIONAL SPACE") before leasing such space to any third party. Such offer shall be in writing and specify the lease terms for the Additional Space, including the Rent to be paid for the Additional Space, the term therefor, and the date on which the Additional Space shall be included in the Premises (the "OFFER NOTICE"). Tenant or a Permitted Transferee shall notify Landlord in writing whether Tenant or a Permitted Transferee elects to lease all of the Additional Space on the terms set forth in the Offer Notice, within 10 business days after receipt by Tenant or a Permitted Transferee of the Offer Notice. If Tenant or a Permitted Transferee timely elects to lease all the Additional Space, then Landlord and Tenant or a Permitted Transferee shall execute an amendment to this Lease, effective as of the date the Additional Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Tenant or a Permitted Transferee shall accept all the Additional Space in an "AS-IS" condition and Landlord shall not provide to Tenant or a Permitted Transferee any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if prior to Landlord's delivery to Tenant or Permitted Transferee of the Offer Notice, Landlord has received an offer to lease all or part of the Additional Space from a third party (a "THIRD PARTY OFFER"), Tenant or Permitted Transferee must exercise its rights hereunder. If Tenant or Permitted Transferee fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or a portion of the Additional Space to the same third party on the terms and conditions of the Third Party Offer provided such third party shall pay its proportionate share of any common area and Operating Expenses. If Landlord does not lease the Additional Space to such third party, then the preferential right to lease given by this Exhibit shall remain in full force and effect for Tenant and Permitted Transferees. In no event shall Landlord be required to construct Additional Space.

     2. Tenant's rights under this Exhibit shall terminate if this Lease or Tenant's right to possession of the Premises is terminated.

                                   EXHIBIT F-1




                                      F-1-1

                                    EXHIBIT F

                                REPAIR ALLOWANCE

Landlord shall within 180 days of the Commencement Date cause certain repairs described on Exhibit F-1 attached hereto, to be made to the Building. In no event shall Landlord pay more than $50,000 (the "REPAIR ALLOWANCE") to repair such items. In the event the Repair Allowance is not adequate to repair the entire list of repairs, Landlord shall notify Tenant, promptly following the Possession Date, of the cost estimate of each item and Tenant shall thereafter notify Landlord in writing of the priority of the items to be repaired; except for items 18 through 23 on Exhibit F-1 which Landlord shall commence to repair immediately after the Possession Date.




                                      F-1